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EXHIBIT 10.13

Amendment No. 1 to
Bridge Unit Purchase and Investor Subscription Agreement

        Capitalized terms used herein and not otherwise defined have the meanings given them in the Bridge Unit Purchase and Investor Subscription Agreement dated as of December 19, 2005 (the "Agreement") between Ascent Solar Technologies, Inc., a Delaware corporation (the "Company"), and the investors named on the signature pages to the Agreement (the "Investors").

        The Company and the Investors hereby agree as follows:

        1.     In the preamble of the Agreement, the phrase "The Company has authorized the issuance and sale (the "Placement") of up to 56 Units..." is hereby amended and superseded to now read "The Company has authorized the issuance and sale (the "Placement") of up to 64 Units..."

        2.     Notwithstanding anything to the contrary in the Agreement or the annexes, exhibits and attachments thereto, the Company may sell up to 64 Units in the Placement without the consent of the holders of a majority of the Units then outstanding.

        3.     This Amendment shall be deemed to be part of the Agreement.

        4.     This Amendment may be executed in two or more counterparts. Each executed counterpart will be considered an original document, and all executed counterparts are considered one and the same document. Facsimile signatures are binding on the parties hereto.

AGREED AS OF DECEMBER 21, 2005:

ASCENT SOLAR TECHNOLOGIES, INC. a Delaware corporation	INVESTOR
Investor Name:
By:	Matthew Foster, President	By:
Print Name:
Title:

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Amendment No. 1 to Bridge Unit Purchase and Investor Subscription Agreement